UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2011

PSB Holdings, Inc.
(Exact name of registrant as specified in its charter)

Federal	0-50970	42-1597948
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut	06260
(Address of principal executive offices)	(Zip Code)

(860) 928-6501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 4.01       Change in Registrant’s Certifying Accountant

On June 22, 2011, the Audit Committee of PSB Holdings, Inc. (the “Registrant”) dismissed Shatswell MacLeod & Company, P.C. as the Registrant’s principal accountants, effective as of the filing of the Registrant’s Form 10-K for the year ended June 30, 2011.  Additional information will be filed with the Securities and Exchange Commission (the “SEC”) following the effectiveness of the dismissal.

The audit reports of Shatswell MacLeod & Company, P.C. on the consolidated financial statements of the Registrant as of and for the fiscal years ended June 30, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2010 and 2009 and the subsequent interim period through June 22, 2011, there were no: (1) disagreements with Shatswell MacLeod & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Shatswell MacLeod & Company, P.C.’s satisfaction, would have caused Shatswell MacLeod & Company, P.C. to make reference in connection with its opinion to the subject matter, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The Registrant requested that Shatswell MacLeod & Company, P.C. furnish it with a letter addressed to the SEC stating whether or not Shatswell MacLeod & Company, P.C. agreed with the above statements.  A copy of Shatswell MacLeod & Company, P.C.’s letter to the SEC dated June 27, 2011 is filed as an Exhibit to this Current Report on Form 8-K.

On June 22, 2011, the Registrant engaged Wolf & Company, P.C. as the Registrant’s new principal accountants for the fiscal year ending June 30, 2012.  The engagement was approved by the Audit Committee of the Board of Directors of the Registrant.  During the fiscal years ended June 30, 2010 and 2009, and the subsequent interim period prior to the engagement of Wolf & Company, P.C., the Registrant did not consult with Wolf & Company, P.C. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

16	Letter regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PSB HOLDINGS, INC.

Dated: June 27, 2011	By:	/s/ Thomas A. Borner
Thomas A. Borner
Chairman and Chief Executive Officer